Amendment No. 2 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INSPIRED BUILDERS, INC.
(Exact Name of Registrant in its Charter)

Nevada	1520	27-1989147
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

INSPIRED BUILDERS, INC.
288 North Street
Georgetown, MA 01833
Tel.: (978) 380-0181
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
 Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee
Common Stock, $0.001 par value per share	775,000	$0.05	$38,750	$4.50

(1) This Registration Statement covers the resale by our selling shareholders of up to 775,000 shares of common stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.25 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
Subject to completion, dated  March    _, 2011

INSPIRED BUILDERS, INC.

775,000 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.05 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 2 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 The Date of This Prospectus is:  March __, 2011

ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Inspired Builders,” “Company,” “we,” “us” and “our” refer to Inspired Builders, Inc.

Overview

We were incorporated in the State of Nevada on February 24, 2010 as Inspired Builders, Inc.

Inspired Builders, Inc. was incorporated in the State of Nevada in February 2010.  We are a developmental, start-up construction company that specializes in residential home repair and home improvements.  We contract with homeowners to build custom shelving in closets and upgrading home entertainment centers.  We also focus on installing kitchen cabinetry and building outdoor decks.

We do not consider ourselves a blank check company and we do not have any intention to engage in a reverse merger with any entity in an unrelated industry.

Where You Can Find Us

We presently maintain our principal offices at 288 North Street, Georgetown, Massachusetts 01833.  Our telephone number is (978) 380-0181.

The Offering

Common stock offered by selling security holders	775,000 shares of common stock. This number represents 7% of our current outstanding common stock (1).

Common stock outstanding before the offering	11,025,000

Common stock outstanding after the offering	11,025,000 common shares as of March 7 , 2011.

Terms of the Offering
The selling security holders will determine when and how they will sell the common stock offered in this prospectus. The selling security holders will sell at a fixed price of $0.05 per share until our common stock is quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Please note that the Company is currently a development stage start-up company that consists of no or nominal assets. Accordingly, Rule 144 may be unavailable for our shareholders and the securities sold in this offering can only be resold through registration under the Securities Act of 1933 or at such time that the conditions of Rule 144(i) are met.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 2.

(1)            Based on 11,025,000 shares of common stock outstanding as of March 7 , 2011.

Summary of Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception February 24, 2010 through September 30, 2010 are derived from our audited financial statements and the statement of operations and balance sheet data. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

Statements of Operations

For the Three Months Ended December 31, 2010

Construction revenue	$8,489
Cost of materials and labor	(3,437)
Gross profit	5,052
Operating expenses	10,985

Net loss	$(5,933)
Net loss per common share – basic and diluted	$(0.00)

For the Period February 24, 2010 (Inception)
To September 30, 2010

Construction revenue	$18,925
Cost of materials and labor	(11,550)
Gross profit	7,375
Operating expenses	20,570

Net loss	$(13,195)
Net loss per common share – basic and diluted	$(0.00)

Statements of Cash Flows

For the Three Months Ended December 31, 2010

Net cash used in operating activities	$(4,453)
Net cash provided by financing activities	5,500
Net increase in cash	1,047
Cash at end of period	$1,772

For the Period February 24, 2010 (Inception)
To September 30, 2010

Net cash used in operating activities	$(2,525)
Net cash provided by financing activities	3,250
Net increase in cash	725
Cash at end of period	$725

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated very little revenue. Specifically, the Company, while in the development stage, is proceeding with its business plan by seeking smaller projects to generate positive customer support and build experience and a solid number of jobs that we have completed. The Company has taken certain steps in furtherance of this business plan and has started to advertise and market in local newspapers and with online referral websites. It is probable that we will need additional funding over the next twelve months in order to continue operating, if we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy and cease operations.

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY DEVELOPMENT STAGE COMPANY.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. We have limited operating history for investors to evaluate the potential of our business development. We have not built our customer base and our brand name. In addition, we also face many of the risks and difficulties inherent in gaining market share as a new company:

·        Develop effective business plan;
·        Meet customer standard;
·        Attain customer loyalty; and
·        Develop and upgrade our services and create a referral network of happy customers and other contractors.

Our future will depend on our ability to attract homeowners that want to upgrade their homes, which requires careful planning, strategic marketing and our ability to bid and price our services competitively.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our services will require the commitment of substantial resources to implement our business plan. Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners. We have no current plans for additional financing.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

IF WE AER NOT SUCCESSFUL IN GETTING CUSTOMERS TO USE US TO REMODEL THEIR HOMES, WE MAY NOT HAVE SUFFICIENT CAPITAL TO PAY OUR EXPENSES AND TO CONTINUE TO OPERATE.

Our ultimate success will depend on generating revenue from assisting homeowners in remodeling their homes. All of our revenue is dependent on remodeling homes for homeowners. As a result, if we do not generate enough jobs, we may be unable to generate sufficient revenues to sustain our business.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY AND COMPETE AGAINST MANY LARGE COMPANIES WHICH COULD HARM OUR BUSINESS.

Many local companies are dedicated to home renovation and home remodeling. We expect more companies to enter this industry. Our competitors vary in size from small companies to very large companies with dominant market shares and substantial financial resources. Our services and operations will be in competition with these companies. Many of our competitors have significantly greater financial, marketing and development resources than we have. As a result, we may not be able to devote adequate resources to develop or acquire homeowners’ business, undertake extensive marketing campaigns, adopt aggressive pricing policies or adequately compensate our sub contractors to the same degree as certain of our competitors. In addition, any of our current or future competitors may be acquired by, receive investments from or enter into other strategic relationships with larger, longer-established and better-financed companies and therefore obtain significantly greater financial, marketing and development resources than we have. If we are unable to compete effectively in our principal markets, our business, financial condition and results of operations could be materially and adversely affected.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF BRENDAN POWDERLY, OUR SOLE OFFICER AND DIRECTOR.

We are presently dependent to a great extent upon the experience, abilities and continued services of Brendan Powderly, our Chief Executive Officer.  The loss of services of Mr. Powderly could have a material adverse effect on our business, financial condition or results of operation.

Risk Related To Our Capital Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 55,000,000 shares of capital stock consisting of 50,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock will be quoted on the OTCBB.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING PLUS AN INCREASE OF $0.04, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.05 per share for the shares of common stock was determined based on the price of our private offering plus an increase of $0.04. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, include some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future of our business and operations, including our financial condition, results of operations and expected growth of our operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects and ability of our management to perform. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions.

Use of Proceeds

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

Determination of Offering Price

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933 plus an increase of $0.04 per share.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange and we have not previously contacted a market maker to request sponsorship for our common stock on the OTCBB, we anticipate that we will contact a market maker and request that they apply to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Dilution

The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Selling Security Holders

The common shares being offered for resale by the selling security holders consist of 775,000 shares of our common stock held by 30 shareholders. Such shareholders include: (i) the holders of 650,000 shares sold in our private offering pursuant to Regulation D Rule 506 completed in November 2010 at an offering price of $0.01; and (ii) the holders of 125,000 shares issued for services rendered.

The following table sets forth the names of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of  March 7 , 2011 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Santiago Sang	25,000	25,000	0	*
Michelle Renda	25,000	25,000	0	*
Brian Renda	25,000	25,000	0	*
Denise Uniacke	50,000	50,000	0	*
Richard Uniacke	25,000	25,000	0	*
Michael Barritta	25,000	25,000	0	*
Gus Renda	25,000	25,000	0	*
Patricia Pomposelli	25,000	25,000	0	*
Brian Ratner	25,000	25,000	0	*
Sanket Desai	25,000	25,000	0	*
Joel Braun	25,000	25,000	0	*
Jeffrey Leschen	25,000	25,000	0	*
Eric Katz	25,000	25,000	0	*
Daniel Leschen	25,000	25,000	0	*
Adam Lederman	25,000	25,000	0	*
Joseph Leschen	25,000	25,000	0	*
David Kirschner	25,000	25,000	0	*
Paul Powderly (1)	25,000	25,000	0	*
Megan Powderly	25,000	25,000	0	*
Karen Namvar	25,000	25,000	0	*
MaryAnn Corcoran	25,000	25,000	0	*
Elizabeth Eaton	25,000	25,000	0	*
Lee Curtis Eaton	25,000	25,000	0	*
Caory Taylor	25,000	25,000	0	*
Jason Barbanel	25,000	25,000	0	*
Jennifer Zammit (2)	25,000	25,000	0	*
Nicole Arello (2)	25,000	25,000	0	*
Donna Bonfiglio (2)	25,000	25,000	0	*
Brian Goldberg (2)	25,000	25,000	0	*
Yuezhu Liang (2)	25,000	25,000	0	*

(1)	Paul Powderly is the father of Brendan Powderly, our Chief Executive Officer.
(2)
These 5 individuals each received 25,000 shares each as consideration for services provided in connection with corporate formation and preparing legal documents. The shares were issued in March of 2010 pursuant to a board resolution approving the share issuance as consideration for corporate structuring and marketing consulting services. Each of these individuals assisted us in filing our articles of incorporation, drafting corporate minutes, adopting corporate by-laws, preparing and filing “doing business as” documents in the State of Massachusetts. Additionally, these individuals also assisted us in some of our marketing efforts, including the preparation, layout and hosting of our webpage and in researching and analyzing the best available marketing opportunities for us (i.e. through the yellow pages, by passing out flyers or paying for leads).

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

None of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Plan of Distribution

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.05 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
●	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $19,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Description of Securities to be Registered

General

We are authorized to issue an aggregate number of 55,000,000 shares of capital stock, of which 50,000,000 shares are common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share authorized.

Common Stock

We are authorized to issue 50,000,000 shares of common stock, $0.001 par value per share. Currently we have 11,025,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, $0.001 par value per share.  Currently, no shares of our preferred stock have been designated any rights and we have no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar
Globex Transfer, LLC is currently the transfer agent and registrar for our Common Stock. Its address is 780 Deltona Blvd., Suite 202, Deltona, Florida 32725. Its phone number is (386) 206-1133.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Anslow & Jaclin, LLP located at 195 Route 9 South, Suite 204, Manalapan, NJ 07726 will pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements as of September 30, 2010 included in this prospectus and the registration statement have been audited by Donahue Associates, LLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Information about the Registrant

DESCRIPTION OF BUSINESS

Overview

Inspired Builders, Inc., a Nevada Corporation, is a business located in Boston, Massachusetts and focuses on repairing and providing home improvements for the homeowner located in the suburban Boston area.

Our mission is to provide practical and affordable home renovations on a timely basis to homeowners that seek quality workmanship from experienced builders.  In carrying out our day-to-day business objectives, we strive to:
-	Provide quality service to our customers;
-	Treat our partners with fairness and consideration; and
-	Be considered an asset to our customers in their home renovation projects.

We work with homeowners to help build, improve and install fixtures. Our projects target altering the structure and improving a specific room in an existing home. Specifically, we have upgraded kitchens, bathrooms, bedrooms and finished basements. Our work consists mainly of interior upgrades, however, from spring to autumn, we also build, repair and stain custom decks for homes.

We do not consider ourselves a blank check company and we do not have any intention to engage in a reverse merger with any entity in an unrelated industry.

Typical Home Repairs, Upgrades or Improvements

Projects that we have worked on:

Since inception, we have completed 16 home improvement projects for homeowners. All of the homes were located within 25 miles of our corporate headquarter in Georgetown, Massachusetts. The following is a list of each project that we completed, the amount of revenue generated from the project and the percentage of total revenue for each job:

Project	Revenue Generated	Percentage of Total Revenues
Handyman Work	1,440	5.36%
Handyman Work	358	1.33%
Handyman Work	292	1.09%
Handyman Work	361	1.34%
Handyman Work	108	0.40%

Refinish Ceiling	1,618	6.03%
Bathroom Remodel	6,570	24.48%
Interior Trim	2,555	9.52%
Carpentry, Sheetrock and Staircase	1,468	5.47%
Hardwood Floor	1,500	5.59%

Exterior Trim	400	1.49%
Exterior Bulkhead	1,100	4.10%
Screen Door	150	0.56%
Patio	1,886	7.03%
Porch	6,300	23.47%
Fence Repair	737	2.75%
Total	26,843

* the Handyman Work consists of assisting homeowners in doing smaller home repair projects including, touch-up painting, fixing/patching drywall, securing a cabinet to a wall, changing lightbulbs, installing a threshold on a door, fixing nailpops and other small projects that homeowners need tended to.

Work that we can but have not yet provided to homeowners:

Through our 10 years of experience building homes and our work as a contractor on home improvement projects, we have gained experience in the following areas:

Kitchen Upgrades

We can work with homeowners to provide kitchen upgrades that each homeowner seeks.  Our work includes installing paneling, painting or wallpaper for the kitchen and installing or re-finishing cabinetry that is already installed.

Bedroom Upgrades

Our handiwork can include renovating bedrooms. Even though we have not yet been hired to build custom mantelpieces, we can build and install custom mantelpieces and shelving for bedroom sets.  In addition, we can redecorate a homeowners bedroom by painting, hanging pictures and television sets or building and installing custom cabinetry and shelves. We have not remodeled any bedrooms but do have the experience necessary if a homeowner requests this work.

Shelving and Closet Upgrades

We can build custom shelves and storage space in closets by either adding shelving or installing built-in shelves and drawers to increase the area that items such as shoes and clothes can be stored. Additionally, we have the ability to hang racks for suits, jackets and other items of clothing that need to be hung from hangers.

Flooring

Our expertise also includes installing or refinishing flooring. Specifically, we can install ceramic tiles, replace cracked ceramic tiles or install hardwood floors. We can also stain and refinish already existing hardwood floors. In fact, one of our jobs last year involved installing new hardwood floors.

Insurance

We have obtained full insurance coverage for our business. Our standard insurance policy covers all home improvements and is a $1 million general business liability policy. For this coverage, we pay $980 in premiums per year.

Marketing Objectives

Our strategy for the marketing of our company is a combination of word of mouth, networking and advertising.  We believe the key to marketing in this industry is making sure that our potential customers are aware that we are available to provide them with all the home improvement services they need and that we have access to homeowners who have home repair needs.

We have enrolled with RenovationExperts.com. RenovationExperts.com is a premium homeowner service featuring a nationwide network of remodeling contractors in dozens of different home services. It is an online referral service that matches contractors up with homeowners. RenovationExperts.com receives leads from homeowners that need home renovations or remodels. We provided RenovationExperts.com with a profile of our business, including work that we are interested in doing and a general area where we would be able to service. When a lead matches with our profile, RenovationExperts.com sends us the lead. We have the option of ignoring the lead if we are not interested in bidding for the project or we can accept the lead and RenovationExperts.com sends an introductory email to us and the homeowner so we can communicate. There are two major reasons why we would not accept a lead: (1) we have too much work and do not have the capacity to bid any more work; or (2) we determine that the amount of profit that would be generated on the project is not sufficient.

For this service, we paid RenovationExperts.com an initial set-up fee of $150 and a monthly fee of $99. Lastly, for each lead that we accept, we have to pay between $10 and $30, depending on the nature of the work. RenovationExperts.com estimated (based on the last 12 months) that we should receive approximately 60 leads per month for jobs that involve home remodeling located within 50 miles of Georgetown, Massachusetts. Since we registered with RenovationExperts.com, we have received approximately 3 leads per day. We have not responded to any leads, yet, however, because we have been busy with current projects and have not had to bid on any additional projects.

Another marketing tool that we use is networking. We work with local builders and contractors  that we have created professional relationships with through previous projects and through community groups and teaming up with these builders and contractors on larger projects as well as being asked to work on the smaller projects that other builders cannot handle.  Additionally, as we grow we expect to advertise in local newspapers, circulars and on local billboards. To date, we have inquired about placing a listing in the Georgetown Record but have not paid for an ad in that newspaper because we are concerned that the newspaper does not reach a large enough network of homeowners. We have registered with yellowpages.com and we are now listed in the yellowpages.com as a home improvement contractor in Massachusetts, however, we have not paid for an upgraded package which would allow our business to be featured on the page or have a text message sent to promote our business or a link to our website because we do not feel this is the most effective way to market and would be too costly. As a beginning marketing tool, we have decided to focus only on one source of marketing, Renovation Experts.com. It is not determined when, or if, we will advertise with the local newspapers, this will depend on the success we have with RenovationExperts.com.

Additionally, we have built our website www.inspiredbuilders.com where potential customers can find out more about our services and contact us.

Lastly, we will rely on word of mouth from happy and loyal clients that we have done work for to refer our services to friends and neighbors.

Customers

Our customers are homeowner in the suburban Boston, Massachusetts area. We can do custom renovations of older homes or remodel or upgrade newer homes. Each customer that contracts with us for services enters into a contract for services and agrees to the specific services that we provides and a specific price for our services. A copy of our form of contract is attached as Exhibit 10.1.

Since inception, we have completed 16 home improvement contracts. The homes were all located within 25 miles of our corporate address in Georgetown, Massachusetts. Each customer was an owner of a single family home that wanted some renovation done on the home. Our projects, included everyday handyman jobs, refinishing walls, remodeling a bathroom, installing screen doors, building a three season porch, fixing a set of oak stairs and dry-wall and sheetrock maintenance.

Company’s Professional Licenses and Registrations

Home Improvement Contractors

We are a licensed Home Improvement Contractor in the State of Massachusetts. Our Home Improvement Contractor Registration number is 165933. The Office of Consumer Affairs and Business Regulation for the State of Massachusetts regulates the registration of contractors performing improvements or renovations on detached one and two family homes.

To become a Home Improvement Contractor, we filed an Application for Registration as a Home Improvement Contractor with the Office of Consumer Affairs and Business Regulation with the Commonwealth of Massachusetts. Additionally, we paid the application fee of $100 and the contribution to the Guaranty Fund of $100.

Our fee is deposited with the Guaranty Fund at the Office of Consumer Affairs and this serves as protection for consumers in the event of a dispute between a homeowner and us.

Construction Supervisor’s License

Construction of all one- and two-family dwellings and all buildings containing less than 35,000 cubic feet of enclosed space must take place under the supervision of a person licensed by the Massachusetts Board of Building Regulations and Standards.  A Construction Supervisors License allows you to legally supervise persons engaged in construction, reconstruction, alteration, repair, removal or demolition of certain limited types of buildings.

Our sole officer and director, Brendan Powderly, has qualified for and passed the exam and has received his unrestricted license as a construction supervisor.

The Permit Process

Certain proposed construction must comply with state building codes and local building ordinances and many projects require permits for the construction.  We work with the local town or city governments in the municipality where the property is located to secure the required permits.

Generally, we are required to obtain a permit for any new construction in an existing building, including additions or extensions onto an existing building or structural remodeling of the interior of a building.  Permits can also be required for small structures such as decks, sheds and detached garages.  However, ordinary repairs such as painting do not require permits.

Additionally, depending on the nature and scope of each of our specific projects, we may be required to obtain additional government approvals, including general building permits, electrical permits, plumbing permits, mechanical permits or use permits.  Zoning permits may also be required as well.

Competition

The existing competition in this market is other custom home renovators that provide home improvements. They consist of “mom-and-pop” shops and larger commercial companies. Additionally, we also compete with the “do-it-yourself” market and the large home improvement stores that offer the homeowner Do-It-Yourself courses.

We will be able to continue to secure jobs by providing our customers with quality workmanship at an affordable price and in a timely manner. In addition, we will compete with all the other home renovators by marketing our services and responding to leads that we receive from RenovationsExperts.com.

Employees

As of March 7, 2011 , Brendan Powderly is our only employee. Mr. Powderly works for us on a full time basis. Until we are successful in growing our revenue, he will be the sole employee and responsible for our marketing, securing projects, working on projects and keeping our financials. From time to time, we may be required to work with other professionals to assist with the home repairs, upgrades or improvements. Any additional individuals that assist on projects will be hired on a contract, per project basis as independent contractors and not our employees.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 288 North Street, Georgetown, Massachusetts 01833, and our telephone number is (978) 380-0181.  We do not have a lease agreement for this property. This property is owned by our sole officer and director and he allows us to use the space to run the business.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 32 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

No options have been granted as of the date of this registration statement.

INSPIRED BUILDER, INC
CONDENSED BALANCE SHEETS

ASSETS

	December 31,	September 30,
	2010	2010
CURRENT ASSETS	(Unaudited)

Cash	$1,772	$725

TOTAL CURRENT ASSETS	1,772	725

TOTAL ASSETS	$1,772	$725

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Payroll tax liability	$900	$670

TOTAL LIABILITIES	900	670

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.001 par value, 50,000,000 shares authorized, 11,025,000 and 10,250,000 shares issued and outstanding, respectively	$11,025	$10,250
Additional paid in capital	9,225	3,000
Subscription receivable	(250)
Accumulated deficit	(19,128)	(13,195)
Total Stockholders’ Equity	872	55

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,772	$725

See accompanying notes to financial statements .

INSPIRED BUILDERS, INC.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

For the Three
Months Ended
December 31, 2010

Construction revenue	$8,489

Cost of materials and labor	3,437

Gross margin	5,052

OPERATING EXPENSES
Professional fees	5,250
General and administrative	5,735
Total Operating Expenses	10,985

LOSS BEFORE PROVISION FOR INCOME TAXES	(5,933)

Provision for Income Taxes	-

NET LOSS	$(5,933)

Net loss per share - basic and diluted	$-

Weighted average number of shares outstanding during the period - basic and diluted	10,553,261

See accompanying notes to financial statements.

INSPIRED BUILDERS, INC
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

For the Three
Months Ended
December 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,933)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services	1,250
Changes in operating assets and liabilities:
Increase in accrued payroll taxes	230
Net Cash Used In Operating Activities	(4,453)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of common stock	5,500
Net Cash Provided By Financing Activities	5,500

NET INCREASE IN CASH	1,047

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	725

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,772

Supplemental disclosure of non cash investing & financing activities:
Cash paid for income taxes	$-
Cash paid for interest expense	$-
Common stock issued for subscription receivable	$-

See accompanying notes to financial statements.

Inspired Builders, Inc.
Notes to Financial Statements
December 31, 2010

NOTE 1  Basis of Presentation

The accompanying unaudited condensed financial statements are presented in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal occurring accruals) considered necessary in order to make the financial statements not misleading, have been included. Operating results for the three months ended December 31, 2010 are not necessarily indicative of results that may be expected for the year ending September  31, 2011. The condensed financial statements are presented on the accrual basis.

Note 2 Nature of Operations

Inspired Builders, Inc. (the “Company”) was incorporated in the State of Nevada in February 2010.  The Company is a construction company that specializes in residential home repair and home improvements.  The Company contracts with homeowners to build custom home improvements, including shelving for closets, bathroom remodeling, upgrading home entertainment centers and replacing flooring.

We presently maintain our principal offices in Massachusetts.

Note 3 Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: the fair value of options granted as compensation, estimates of the probability and potential magnitude of contingent liabilities and the valuation allowance for deferred tax assets due to continuing operating losses.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Risks and Uncertainties

The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, and regulatory risks including the potential risk of business failure.  See Note 3 regarding going concern matters.

Cash

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.  There were no cash equivalents at December 31, 2010 and September 30, 2010.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.

Inspired Builders, Inc.
Notes to Financial Statements
December 31, 2010

Fair Value of Financial Instruments

For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amount of the Company’s short term financial instruments, approximates fair value due to the relatively short period to maturity for these instruments.

Segment Information

For 2010, the Company only operated in one segment; therefore, segment information has not been presented.

Revenue Recognition

The Company records revenue for services rendered when all of the following have occurred: (1) persuasive evidence of an arrangement exists, (2) the product/service is delivered, (3) the sales price to the customer is fixed or determinable, and (4) collectability of the related customer receivable is reasonably assured.  There is no stated right of return for products/services.

Share-Based Payments

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments are recorded as general and administrative expense.

Accounting guidance now codified as FASB ASC Topic 740-20, “Income Taxes – Intraperiod Tax Allocation,”  clarifies the accounting for uncertainties in income taxes recognized in accordance with FASB ASC Topic 740-20 by prescribing guidance for the recognition, de-recognition and measurement in financial statements of income tax positions taken in previously filed tax returns or tax positions expected to be taken in tax returns, including a decision whether to file or not to file in a particular jurisdiction. FASB ASC Topic 740-20 requires that any liability created for unrecognized tax benefits is disclosed. The application of FASB ASC Topic 740-20 may also affect the tax bases of assets and liabilities and therefore may change or create deferred tax liabilities or assets. The Company would recognize interest and penalties related to unrecognized tax benefits in income tax expense. At December 31, 2009 and 2008, respectively, the Company did not record any liabilities for uncertain tax positions.

Earnings per share

In accordance with accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share,”  basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

The Company did not have any potential common stock equivalents at December 31, 2010 and September 30, 2010.

Recent accounting pronouncements

In January 2010, the Financial Accounting Standards Board ("FASB") issued updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the interim and annual reporting period beginning January 1, 2011. We will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. Other than requiring additional disclosures, adoption of this update will not have a material effect on our financial statements.

In August 2010, the FASB issued an exposure draft on lease accounting that would require entities to recognize assets and liabilities arising from lease contracts on the balance sheet. The proposed exposure draft states that lessees and lessors should apply a “right-of-use model” in accounting for all leases. Under the proposed model, lessees would recognize an asset for the right to use the leased asset, and a liability for the obligation to make rental payments over the lease term. The lease term is defined as the longest possible term that is “more likely than not” to occur.

Inspired Builders, Inc.
Notes to Financial Statements
December 31, 2010

The accounting by a lessor would reflect its retained exposure to the risks or benefits of the underlying leased asset. A lessor would recognize an asset representing its right to receive lease payments based on the expected term of the lease. Comments on this exposure draft were due by December 15, 2010 and the final standard is expected to be issued in the second quarter of 2011. The Company believes that the proposed standard, as currently drafted, will have neither a material impact on its reported financial position and reported results of operations, nor a material impact on the liquidity of the Company.

Note 4 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $13,195 and net cash used in operations of $2,525 for the period February 24, 2010 to September 30, 2010.

The ability of the Company to continue its operations is dependent on Management's plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. The Company may need to incur additional liabilities with certain related parties to sustain the Company’s existence. The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 5 Stockholders Equity

I.	Founder Shares, Common Stock, Shares to be Issued

For the period February 24, 2010 to September 30, 2010

On February 24, 2010 (inception), the Company issued 10,000,000 shares of common stock to the founder ($0.001/share).  The Company expensed the $10,000 immediately.

During 2010, the Company had the following private placements:

The Company issued 250,000 shares of common stock for proceeds of $2,500 ($0.01/share).

The Company also received $750 from 3 investors, the shares were issued in December 2010.  The price per share was $0.01/share.

The Company issued 575,000 shares of common stock for proceeds of $5,750 ($0.01/share). $250 of which is recorded as a subscription receivable at December 31, 2010.

The Company issued 75,000 shares of common stock for a subscription payable ($0.01/share) for $750 proceeds that were received during the period February 24, 2010 to September 30, 2010.

The Company issued 125,000 shares of common stock for services rendered.  The Company expensed $1,250 ($0.01/share) based on the price of similar issuance for cash proceeds.

Note 6 Commitments and Contingencies

Litigations, Claims and Assessments

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Note 6 Subsequent Events

In January 2010, Mr. Powderly provided a $3,000 loan to the Company. The loan was to pay certain professional fees and corporate state filing obligations and to provide the Company with funding in order to be able to enroll in RenovationExperts.com and start implementing its marketing plans. The Company issued a note to Mr. Powderly which does not bear any interest and has a maturity date of one-year from the closing of the loan. As of March 7, 2011, the full $3,000 loan is still outstanding.

INSPIRED BUILDERS, INC.
FINANCIAL STATEMENTS
SEPTEMBER 30, 2010

CONTENTS

Page(s)
Report of Independent Registered Public Accounting Firm

Balance Sheet as of September 30, 2010	F - 9

Statements of Operations for the Period from February 24, 2010 (inception) to September 30, 2010	F - 10

Statement of Changes in Stockholders’ Equity for the Period from February 24, 2010 (inception) to September 30, 2010	F - 11

Statement of Cash Flows for the Period February 24, 2010 (inception) to September 30, 2010	F - 12

Notes to Financial Statements	F - 13 - 18

DONAHUE ASSOCIATES, LLC
Certified Public Accountants
27 Beach Road Suite CO5A
Monmouth Beach, NJ 07750
Tel. 732-229-7723

Report of Independent Registered Public Accounting Firm

We have audited the accompanying balance sheet of Inspired Builders, Inc. as of September 30, 2010 and the related statements of operations and changes in shareholders’ equity, and cash flows from inception, February 24, 2010 to September 30, 2010. These financial statements are the responsibility of management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes, examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Inspired Builders, Inc. at September 30, 2010, and the results of its operations, cash flows, and changes in shareholders’ equity from inception, February 24, 2010 to September 30, 2010 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Donahue Associates LLC

Monmouth Beach, New Jersey

January 7, 2011

Inspired Builders, Inc.
Balance Sheets

September 30, 2010
Assets

Current Assets:
Cash	725
Total Current Assets	725

Total Assets	$725

Liabilities and Stockholders' Deficit

Liabilities
Payroll tax accrual	670
Total Liabilities	670

Stockholders' Equity:
Preferred stock, ($0.001 par value, 5,000,000 shares authorized, no shares outstanding)	—
Common stock, ($0.001 par value, 50,000,000 shares authorized, 10,250,000 issued and outstanding)	10,250
Additional paid in capital	3,000
Accumulated Deficit	(13,195)
Total Stockholders' Equity	55

Total Liabilities and Stockholders' Deficit	$725

See accompanying notes to financial statements 2

Inspired Builders, Inc.
Statements of Operations
For the Period Feburary 24, 2010 (Inception) to September 30, 2010

2010

Construction revenue	$18,925

Cost of materials and labor	11,550

Gross profit	$7,375

Operating expenses:
General and administrative expenses	20,570
Total operating expenses	20,570

Net loss	$(13,195)

Net loss per common share - basic and diluted	$(0.00)

Weighted average number of common shares outstanding during the year/period - basic and diluted	10,250,000

See accompanying notes to financial statements 3

Inspired Builders, Inc.
Statement of Changes in Stockholders' Deficit
For the period from February 24, 2010 (Inception) to September 30, 2010

	Common Stock, $0.001 Par Value		Additional Paid in	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Equity

Common stock issued to founder and consultants for cash ($0.0001/share)	10,000,000	$10,000	$-	$-	$10,000

Common stock issued for cash ($0.01/share)	250,000	250	2,250	-	2,500

Subscription received, shares to be issued	-	-	750	-	750

Net loss for the period from inception to September 30, 2010	-	-	-	(13,195)	(13,195)

Balance, September 30, 2010	10,250,000	$10,250	$3,000	$(13,195)	$55

See accompanying notes to financial statements 4

Inspired Builders, Inc.
Statement of Cash Flows
For the Period February 24, 2010 (Inception) to September 30, 2010

2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,195)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	10,000
Changes in assets and liabilities:
Payroll tax accrual	670
Net Cash Used in Operating Activities	(2,525)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	2,500
Proceeds from cash received for subscriptions, shares to be issued	750
Net Cash Provided by Financing Activities	3,250

Net Increase in Cash	725

Cash - Beginning of Period	-

Cash - End of Period	$725

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$-
Interest	$-

See accompanying notes to financial statements 5

Inspired Builders, Inc.
Notes to Financial Statements
September 30, 2010

Note 1 Nature of Operations

Inspired Builders, Inc. (the “Company”) was incorporated in the State of Nevada in February 2010.  The Company is a construction company that specializes in residential home repair and home improvements.  The Company contracts with homeowners to build custom home improvements, including shelving for closets, bathroom remodeling, upgrading home entertainment centers and replacing flooring.

We presently maintain our principal offices in Massachusetts.

Note 2 Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: the fair value of options granted as compensation, estimates of the probability and potential magnitude of contingent liabilities and the valuation allowance for deferred tax assets due to continuing operating losses.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Risks and Uncertainties

The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, and regulatory risks including the potential risk of business failure.  See Note 3 regarding going concern matters.

Cash

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.  There were no cash equivalents at September 30, 2010.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.

Inspired Builders, Inc.
Notes to Financial Statements
September 30, 2010

Fair Value of Financial Instruments

For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amount of the Company’s short term financial instruments, approximates fair value due to the relatively short period to maturity for these instruments.

Segment Information

For 2010, the Company only operated in one segment; therefore, segment information has not been presented.

Revenue Recognition

The Company records revenue for services rendered when all of the following have occurred: (1) persuasive evidence of an arrangement exists, (2) the product/service is delivered, (3) the sales price to the customer is fixed or determinable, and (4) collectability of the related customer receivable is reasonably assured.  There is no stated right of return for products/services.

Share-Based Payments

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments are recorded as general and administrative expense.

Income Taxes

The Company accounts for income taxes in accordance with accounting guidance now codified as FASB ASC Topic 740, “Income Taxes,” which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

Inspired Builders, Inc.
Notes to Financial Statements
September 30, 2010

Accounting guidance now codified as FASB ASC Topic 740-20, “Income Taxes – Intraperiod Tax Allocation,” clarifies the accounting for uncertainties in income taxes recognized in accordance with FASB ASC Topic 740-20 by prescribing guidance for the recognition, de-recognition and measurement in financial statements of income tax positions taken in previously filed tax returns or tax positions expected to be taken in tax returns, including a decision whether to file or not to file in a particular jurisdiction. FASB ASC Topic 740-20 requires that any liability created for unrecognized tax benefits is disclosed. The application of FASB ASC Topic 740-20 may also affect the tax bases of assets and liabilities and therefore may change or create deferred tax liabilities or assets. The Company would recognize interest and penalties related to unrecognized tax benefits in income tax expense. At December 31, 2009 and 2008, respectively, the Company did not record any liabilities for uncertain tax positions.

Earnings per share

In accordance with accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share,”  basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

The Company did not have any potential common stock equivalents at September 30, 2010.

Recent accounting pronouncements

In January 2010, the Financial Accounting Standards Board ("FASB") issued updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the interim and annual reporting period beginning January 1, 2011. We will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. Other than requiring additional disclosures, adoption of this update will not have a material effect on our financial statements.

In August 2010, the FASB issued an exposure draft on lease accounting that would require entities to recognize assets and liabilities arising from lease contracts on the balance sheet. The proposed exposure draft states that lessees and lessors should apply a “right-of-use model” in accounting for all leases. Under the proposed model, lessees would recognize an asset for the right to use the leased asset, and a liability for the obligation to make rental payments over the lease term. The lease term is defined as the longest possible term that is “more likely than not” to occur.

Inspired Builders, Inc.
Notes to Financial Statements
September 30, 2010

The accounting by a lessor would reflect its retained exposure to the risks or benefits of the underlying leased asset. A lessor would recognize an asset representing its right to receive lease payments based on the expected term of the lease. Comments on this exposure draft were due by December 15, 2010 and the final standard is expected to be issued in the second quarter of 2011. The Company believes that the proposed standard, as currently drafted, will have neither a material impact on its reported financial position and reported results of operations, nor a material impact on the liquidity of the Company.

Note 3 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $13,195 and net cash used in operations of $2,525 for the period February 24, 2010 to September 30, 2010.

The ability of the Company to continue its operations is dependent on Management's plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. The Company may need to incur additional liabilities with certain related parties to sustain the Company’s existence. The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 Stockholders Equity

I.	Founder Shares, Common Stock, Shares to be Issued

For the period February 24, 2010 to September 30, 2010

On February 24, 2010 (inception), the Company issued 10,000,000 shares of common stock to the founder ($0.001/share).  The Company expensed the $10,000 immediately.

During 2010, the Company had the following private placements:

The Company issued 250,000 shares of common stock for proceeds of $2,500 ($0.01/share).

The Company also received $750 from 3 investors, the shares are yet to be issued.  The price per share was $0.01/share.

Inspired Builders, Inc.
Notes to Financial Statements
September 30, 2010

Note 5 Commitments and Contingencies

Litigations, Claims and Assessments

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Note 6 Income Taxes

The Company recognizes deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  The Company will establish a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The Company has a net operating loss carryforward for tax purposes totaling approximately $3,195 at September 30, 2010, expiring through 2030. There is a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).  Temporary differences, which give rise to a net deferred tax asset, are as follows:

Significant deferred tax assets at September 30, 2010 are as follows:

2009
Gross deferred tax assets:
Net operating loss carryforwards	$(1,000)
Total deferred tax assets	(1,000)
Less: valuation allowance	1,000
Net deferred tax asset recorded	$-

The valuation allowance at September 30, 2010 was approximately $1,000. The net change in valuation allowance during the period ended September 30, 2010 was an increase of approximately $3,000.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.   Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of September 30, 2010.

Inspired Builders, Inc.
Notes to Financial Statements
September 30, 2010

The actual tax benefit differs from the expected tax benefit for the years ended September 30, 2010 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes and 9% for State income taxes, a blended rate of 39.94%) as follows:

2010
Expected tax expense (benefit) – Federal	$(4,000)
Expected tax expense (benefit) – State	(1,000)
Non-deductible stock compensation	4,000
Change in Valuation Allowance	1,000
Actual tax expense (benefit)	$-

Note 7 Subsequent Events

Common Stock Issuances

The Company has evaluated for subsequent events between the balance sheet date of September 30, 2010 and January 6, 2011, the date the financial statements were issued:

The Company issued 575,000 shares of common stock for proceeds of $5,750 ($0.01/share).

The Company issued 75,000 shares of common stock for a subscription payable ($0.01/share) for $750 proceeds that were received during the period February 24, 2010 to September 30, 2010.

The Company issued 125,000 shares of common stock for services rendered.  The Company expensed $1,250 ($0.01/share) based on the price of similar issuance for cash proceeds.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

We have commenced limited operations and we will require outside capital to implement our business model.

Inspired Builders, Inc., a Nevada Corporation, is a business located in Boston, Massachusetts and focuses on repairing and providing home improvements for the homeowner located in the suburban Boston area.

Our mission is to provide practical and affordable home renovations on a timely basis to homeowners that seek quality workmanship from experienced builders.  In carrying out our day-to-day business objectives, we strive to:
-	Provide quality service to our customers;
-	Treat our partners with fairness and consideration; and
-	Be considered an asset to our customers in their home renovation projects.

We work with homeowners to help build, improve and install fixtures.  Our projects target altering the structure and improving a specific room in an existing home.  Specifically, we have upgraded kitchens, bathrooms, bedrooms and finished basements.  Our work consists mainly of interior upgrades, however, from spring to autumn, we also build, repair and stain custom decks for homes.

 Limited Operating History

We have generated no independent financial history and have not previously demonstrated that we will be able to expand our business. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

Results of Operations

For the Three Months Ended December 31, 2010

Construction revenue	$8,489
Cost of materials and labor	(3,437)
Gross profit	5,052

Operating expenses	10,985

Net loss	$(5,933)
Net loss per common share – basic and diluted	$(0.00)

Our business began on February 24, 2010.  Accordingly, no comparisons exist for the prior period.

For the three month period ended December 31, 2010

For the three month period ended December 31, 2010, we had $8,489 in revenue, a cost of revenues of $3,437, resulting in a gross profit of $5,052. Operating expenses for the period totaled $10,985 resulting in a net loss of $5,933. Expenses for the period consisted of $5,250 in professional fees and $5,735 in other general and administrative expenses.

Net Loss

As a result of the factors described above, our net loss for the three months ended December 31, 2010 was $5,933, or $0.00 per common share (basic and diluted).

Construction Revenue

During the three month period ended December 31, 2010, we completed 3 home improvement projects for homeowners and generated revenue of $8,489. The following is a list of each project that we completed and the amount of revenue generated from the project:

Project	Revenue Generated
Handyman Work*	$ 1,800
Bathroom Remodel	$ 6,489
Drywall and painting	$ 200
Total	$ 8,489

* the Handyman Work consists of assisting homeowners in doing smaller home repair projects including, touch-up painting, fixing/patching drywall, securing a cabinet to a wall, changing lightbulbs, installing a threshold on a door, fixing nailpops and other small projects that homeowners need tended to.

For the Period February 24, 2010 (Inception)
To September 30, 2010

Construction revenue	$18,925
Cost of materials and labor	(11,550)
Gross profit	7,375

Operating expenses	20,570

Net loss	$(13,195)
Net loss per common share – basic and diluted	$(0.00)

Our business began on February 24, 2010.  Accordingly, no comparisons exist for the prior period.

For the period from February 24, 2010 (inception) to September 30, 2010

For the period from February 24, 2010 (inception), to September 30, 2010 we had $18,925 in revenue, a cost of revenues of $11,550, resulting in a gross profit of $7,375.   Operating expenses for the period totaled $20,570 resulting in a net loss of $13,195.  Expenses for the period consisted of $10,000 in stock-based compensation, $6,701 in officer compensation, and $3,869 in other general and administrative expenses.

Net Loss

As a result of the factors described above, our net loss for the fiscal year ended September 30, 2010 was $13,195, or $0.00 per common share (basic and diluted).

Construction Revenue

For the period from February 24, 2010 (inception), to September 30, 2010, we have completed 14 home improvement projects for homeowners and generated revenue of $18,925. The following is a list of each project that we completed and the amount of revenue generated from the project:

Project	Revenue Generated
Handyman Work*	$ 1,440
Handyman Work*	$ 358
Handyman Work*	$ 292
Handyman Work*	$ 361
Handyman Work*	$ 108
Bathroom Remodel	$ 6,570
Interior Trim	$ 2,555
Carpentry, Sheetrock and Staircase	$ 1,468
Hardwood Floor	$ 1,500
Exterior Trim	$ 400
Exterior Bulkhead	$ 1,100
Screen Door	$ 150
Patio	$ 1,886
Fence Repair	$ 737
Total	$ 19,859

* the Handyman Work consists of assisting homeowners in doing smaller home repair projects including, touch-up painting, fixing/patching drywall, securing a cabinet to a wall, changing lightbulbs, installing a threshold on a door, fixing nailpops and other small projects that homeowners need tended to.

Operating activities

For the period from February 24, 2010 (inception) to September 30, 2010, net cash flows used in operating activities amounted to 2,525 and was primarily attributable to our net losses of $13,195, offset by the add back of non-cash items such as stock based compensation of $10,000 and changes in operating assets and liabilities of $670.

Financing activities

For the period from February 24, 2010 (inception) to September 30, 2010, net cash flows provided by financing activities was $3,250. During the period from February 24, 2010 (inception) to September 30, 2010, we received proceeds from sale of common stock of $2,500 and received subscription proceeds of $750.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. We have been funding our operations though the sale of our common stock.

Our primary uses of cash have been for costs of goods for the completion of our home remodeling projects. All funds received have been expended in the furtherance of growing the business and establishing our brand and making sure our projects are completed with efficiency and of the highest quality. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

☐	An increase in working capital requirements to finance additional marketing efforts,

☐	Increases in advertising, public relations and sales promotions for existing customers and to attract new customers as the company expands, and

☐	The cost of being a public company.

We are not aware of any known trends or any known demands, commitments or events that will result in our liquidity increasing or decreasing in any material way. We are not aware of any matters that would have an impact on future operations.

Our net revenues are not sufficient to fund our operating expenses. At December 31 , 2010, we had a cash balance of $ 1,772.   Since inception, we raised $6,500 from the sale of common stock to fund our operating expenses, pay our obligations, and grow our company. We currently have no material commitments for capital expenditures. We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our available cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. Other than working capital, we presently have no other alternative source of working capital. We may not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We will need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We do not anticipate that we will be profitable in 2010. Therefore our future operations will be dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations.

Over the next twelve months, we plan on expanding our marketing efforts in order to be able to implement our business and secure home remodeling jobs. In order to implement our business plan, we do not need additional capital to purchase inventory, supplies or machines. However, we do need capital to be able to advertise effectively and make sure that home owners know that we can provide the services they need. We have already begun implementing our plan by enrolling in RenovationExperts.com. RenovationExperts.com has allowed us to contact homeowners who are specifically looking for home remodeling professionals. This service is a referral service that allows us to directly market to our potential customers. We paid $150 as an initial enrollment fee to RenovationExperts.com and continue to pay $99 per month for the service. Additionally, in the next 6 months, we intend to take the following steps to further our business plan:

-	Place an advertisement on yellow pages and have them send out text messages to subscribers advertising our services;
-	Advertise in local circulars;
-	Place an advertisement in the Georgetown Record;
-	Purchase magnetic logos of our business in order to advertise on the side of Mr. Powderly’s truck;
-	Purchase work shirts with our business logo on it so that we can have a professional appearance when bidding for jobs and working on jobs.

These steps are all being implemented to further our business plan and increase awareness of our home improvement services in the Boston, Massachusetts community. It is expected that these steps will cost approximately $1,000 to set-up and then will incur an approximate monthly fee of $500. It is expected that the magnetic logos will cost us $250; the work shirts will cost us $150 and the up-front costs for advertisements will be approximately $600. Additionally, we will incur monthly advertisement costs of approximately $500 in order to keep our advertisements current and available for users in the Georgetown Record, Yellow Pages, local circulars and RenovationExperts.com.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Critical Accounting Policies and Estimates

While our significant accounting policies are more fully described in Note 1 to our financial statements for the period ended September 30, 2010, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to bad debts, recovery of long-lived assets, income taxes, and the valuation of equity transactions. We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements.

Revenue recognition

We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured.  For all revenue sources discussed below, in accordance with ASC 605-45 “Principal Agent Considerations”, we recognize revenue net of amounts retained by third party entities pursuant to revenue sharing agreements. Our specific revenue recognition policies are as follows:

We recognize revenue from the acceptance of a home remodeling contract and the signing of the contract when the project is completed and collection is reasonably assured.

Stock-based compensation

We account for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees. There were no options outstanding as of September 30, 2010. We account for non-employee share-based awards in accordance with ASC Topic 505-50.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board ("FASB") issued updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the interim and annual reporting period beginning January 1, 2011. We will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. Other than requiring additional disclosures, adoption of this update will not have a material effect on our financial statements.

In August 2010, the FASB issued an exposure draft on lease accounting that would require entities to recognize assets and liabilities arising from lease contracts on the balance sheet. The proposed exposure draft states that lessees and lessors should apply a “right-of-use model” in accounting for all leases. Under the proposed model, lessees would recognize an asset for the right to use the leased asset, and a liability for the obligation to make rental payments over the lease term. The lease term is defined as the longest possible term that is “more likely than not” to occur. The accounting by a lessor would reflect its retained exposure to the risks or benefits of the underlying leased asset. A lessor would recognize an asset representing its right to receive lease payments based on the expected term of the lease. Comments on this exposure draft were due by December 15, 2010 and the final standard is expected to be issued in the second quarter of 2011. The Company believes that the proposed standard, as currently drafted, will have neither a material impact on its reported financial position and reported results of operations, nor a material impact on the liquidity of the Company.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and director as of March 7 , 2011. Our Executive officers are appointed by our Board of Directors and hold their offices until they resign or are removed by the Board. Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

Name	Age	Position
Brendan Powderly	32	Chief Executive Officer and Director

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Brendan Powderly, Chief Executive Officer and Director

Brendan Powderly is our founder and has served as President, Chief Executive Officer and Chairman of our Board of Directors since inception.  Brendan Powderly has over 10 years of experience in construction and 9 years as a construction manager. He started as a superintendent with Ryan Homes in 2001 and by the end of 2002 he was promoted to Project Manager.  As project manager, he managed many successful projects, including townhomes, medium single family homes and large, high-end custom homes. Mr. Powderly won many awards while working on these projects for his dedicated customer service, construction volume and for quality of craftsmanship.  He also spent a year as the Cost Manager of Ryan Homes where he was able to cut his construction team’s costs by more than 5% within a 1 year timeframe.  In 2006, he joined Windover Construction’s Custom Home Division where he managed a team that built a $4.7 million custom home and a $2.5 million spec home in Beverly Farms, MA.  He is a licensed builder in the state of Massachusetts. In addition to his extensive background and awards he attended Rensselaer Polytechnic Institute.

Director Independence and Board Committees

We do not have any independent directors on our board of directors. Our board of directors solely consists of Brendan Powderly, our Chief Executive Officer, who is not independent. Our board of directors does not have any committees, as companies whose securities are traded on the OTC Bulletin Board are not required to have board committees. However, if, at such time in the future, we appoint independent directors on our board we expect to form the appropriate board committees.

We currently do not have a standing audit, nominating or compensation committee.  Our board of directors handles functions that would otherwise be handled by each of the committees.  We believe that there is not a need for a nominating committee at this time because our board of directors consists of solely one director who is not independent and who is the only decision maker. At such point when we have independent board of directors we will need to establish a nomination committee.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended September 30, 2010.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Brendan Powderly, Chief Executive Officer	2010	$0	0	10,000 (a)	0	0	0	$6,701(b)	$16,701

(a)	Represents 10,000,000 founder shares valued at $0.001/share.

(b)	Represents personal expenses paid for by the company.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table for the period from inception through September 30, 2010.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending December 31, 2009 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officers in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We have entered into a one-year employment contract with our sole officer, Brendan Powderly. Pursuant to the terms of the employment agreement, Mr. Powderly is entitled to a base annual salary of $50,000. Additionally, he is eligible for a performance bonus. The bonus will be paid to Mr. Powderly at the end of the calendar year and shall be based on our annual revenue and net income. If, for the year, our gross revenue exceeds $100,000 then Mr. Powderly is entitled to a bonus of 50% of the net income, if any, up to a maximum bonus amount of $50,000. Mr. Powderly is also entitled to 15 paid vacation days per year. In the event that Mr. Powderly is terminated without cause, he is entitled to 2 months severance pay. A copy of Mr. Powderly’s employment agreement is attached hereto as Exhibit 10.2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of March 7 , 2011, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (1)
Brendan Powderly 288 North Street Georgetown, Massachusetts 01833	10,000,000	90.7%

All Executive Officers and Directors as a group (1 person)	10,000,000	90.7%

(1)	Based on 11,025,000 shares of common stock outstanding as of March 7 , 2011

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

The Company’s chief executive officer, Brendan Powderly, may from time to time, provide advances to the Company for working capital purposes.

In January 2010, Mr. Powderly provided a $3,000 loan to the Company. The loan was to pay certain professional fees and corporate state filing obligations and to provide the Company with funding in order to be able to enroll in RenovationExperts.com and start implementing its marketing plans. The Company issued a note to Mr. Powderly which does not bear any interest and has a maturity date of one-year from the closing of the loan. As of March 7, 2011, the full $3,000 loan is still outstanding.

Other than that, there were no other related party transactions.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INSPIRED BUILDERS, INC.

775,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is March __, 2011

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$4.50
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$8,000
Legal fees and expense	$10,000
Blue Sky fees and expenses	$1,200
Miscellaneous	$0
Total	$19,204.50

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Nevada in February 2010. In connection with incorporation, we issued 10,250,000 shares of common stock to our founder and an initial equity contributor. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On October 8, 2010, we issued 125,000 shares of our common stock to five individuals as compensation for services to be provided. These five individuals are Jennifer Zammit, Donna Bonfiglio, Nicole Arello, Brian Goldberg and Yuezhu Liang and are included in this registration statement. Each individual received 25,000 shares. The individuals received the shares for work that they have already completed related to preparation and filing of incorporation documents with the States of Nevada and Massachusetts, preparing corporate by-laws and resolutions. Additionally, they assisted in developing our website and researching possible marketing opportunities. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

The Company sold through a Regulation D Rule 506 offering a total of 650,000 shares of common stock to 24 investors, at a price per share of $0.01 for an aggregate offering price of $6,500. The first sale in this offering was made on March 15, 2010 and the offering closed in November 2010. We sold 75,000 shares of common stock for net proceeds of $750 before September 30, 2010 and sold the remaining 575,000 shares at a per share price of $0.01 for total proceeds of $5,750 in November 2010. No underwriters participated in the offering and we sold the shares to the following individuals:

-	Santiago Sang
-	Michelle Renda
-	Brian Renda
-	Denise Uniacke
-	Richard Uniacke
-	Michael Barritta
-	Gus Renda
-	Patricia Pomposelli
-	Brian Ratner
-	Sanket Desai
-	Joel Braun
-	Jeffrey Leschen
-	Eric Katz
-	Daniel Leschen
-	Adam Lederman
-	Joseph Leschen
-	David Kirschner
-	Paul Powderly
-	Megan Powderly
-	Karen Namvar
-	MaryAnn Corcoran
-	Elizabeth Eaton
-	Lee Curtis Eaton
-	Caory Taylor; and
-	Jason Barbanel.

The Common Stock issued in this offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in November 2010 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation and Certificate of Correction
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Form of Customer Contract
10.2	Employment Agreement of Brendan Powderly
23.1	Consent of Donahue Associates, LLC
23.2	Consent of Counsel (included in Exhibit 5.1, hereto)

Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Inspired Builders, Inc., the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Georgetown, Massachusetts, on March 7 , 2011.

INSPIRED BUILDERS, INC.

By:	/s/Brendan Powderly
Brendan Powderly,
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Brendan Powderly	Chief Executive Officer, Principal Financial Officer, Controller and Principal Accounting Officer	March 7 , 2011
Brendan Powderly

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by a majority of the board of directors and on the dates indicated.

Signature	Date

/s/Brendan Powderly	March 7 , 2011
Brendan Powderly